Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-281690 on Form S-8 of our report dated March 20, 2025, relating to the financial statements of Tectonic Therapeutic, Inc. appearing in this Annual Report on form 10-K for the year-ended December 31, 2024.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

March 20, 2025